 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 20th, 2019

SEEDO CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

 HaCarmel 2
Yokneam, Israel 20692
(Address of principal executive offices and Zip Code)

+972 546 642 228
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITEIS.

Between March 20th, 2019, and March 31st, 2019, the Company closed a round of financing by selling restricted shares of its common stock in a private placement to accredited and sophisticated investors at a price of $2.75 per share, for a total $4,253,253. There were no Warrants issued as part of this raise.

The above-referenced issuances and sales were done without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions contained in Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, and Regulation S promulgated by the United States Securities and Exchange Commission. Each of the investors and the individuals/entities that were issued shares were either "accredited investors" as that term is defined in Rule 501 promulgated by the SEC under Regulation D of the Act or sophisticated persons with sufficient knowledge about the Registrant and the risks associated with restricted securities in general.

Item 9.01	Exhibits

   (d) Exhibits.

10.1         Form of Subscription Agreement

       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2nd, 2019

SEEDO CORP. /S/ Zohar Levy By: Zohar Levy, Director, CEO